AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2004

                                                     REGISTRATION NO. 333-116942
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                            FRONT PORCH DIGITAL, INC.
                 (Name of Small Business Issuer in Its Charter)

             NEVADA                         7371                86-0793960
(State or Other Jurisdiction of       (Primary Standard       (I.R.S. Employer
 Incorporation or Organization)   Industrial Classification  Identification No.)
                                         Code Number)


                          20000 HORIZON WAY, SUITE 120
                         MOUNT LAUREL, NEW JERSEY 08054
                                 (856) 439-9950
          (Address and Telephone Number of Principal Executive Offices)

                          20000 HORIZON WAY, SUITE 120
                         MOUNT LAUREL, NEW JERSEY 08054
(Address of Principal Place of Business or Intended Principal Place of Business)

                           MICHAEL KNAISCH, PRESIDENT
                            FRONT PORCH DIGITAL, INC.
                          20000 HORIZON WAY, SUITE 120
                         MOUNT LAUREL, NEW JERSEY 08054
                                 (856) 439-9950
            (Name, address and telephone number of agent for service)

                                   -----------

                                   COPIES TO:
                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                          New York, New York 10022-4441
                            Telephone: (212) 421-4100
                            Facsimile: (212) 326-0806

          Approximate Date of Commencement of Proposed Sale to the Public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

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          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                           --------------------------



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed with the Commission.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

3.1 Articles of Incorporation dated as of April 10, 1995 (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996).

3.2 Certificate of Amendment to the Articles of Incorporation dated as of August 22, 1996 (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996).

3.3 Certificate of Amendment to Articles of Incorporation dated as of March 12, 1998 (incorporated by reference to Exhibit 3.1 filed with the Company's Current Report on Form 8-K filed on March 27, 1998).

3.4 Certificate of Amendment to Articles of Incorporation dated as of April 12, 2000 (incorporated by reference to the exhibit of the same number filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2, 2001).

3.5 Certificate of Amendment to Articles of Incorporation dated as of May 1, 2000 (incorporated by reference to Exhibit 2 filed with the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 filed on August 15, 2000).

3.6 Certificate of Amendment to Articles of Incorporation dated as of May 25, 2004.

3.7 By-Laws of the Company dated as of May 8, 1995 (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996).

4.1 Form of 8% Convertible Note (incorporated by reference to Exhibit 4.1 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2002 filed on May 19, 2003).

5.1      Opinion of Pryor Cashman Sherman & Flynn LLP.

10.1 2000 Equity Incentive Plan dated as of May 2, 2000 (incorporated by reference to exhibit 10.9 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2,
         2001).

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

10.2 Employee Bonus Plan dated as of March 20, 2001 (incorporated by reference to exhibit 10.10 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2,
         2001).

10.3* Convertible Note Purchase Agreement dated as of April 1, 2003 among the Company and the Purchasers of convertible notes named therein.

10.4 Registration Rights Agreement dated as of October 10, 2000 between the Company and Equity Pier LLC (incorporated by reference to Exhibit 10.11 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2, 2001).

10.5 Registration Right Agreement dated as of July 31, 2002 between the Company and ManagedStorage International Inc. (incorporated by reference to Exhibit 10.2 filed with the Company's Current Report on Form 8-K dated July 31, 2002 and filed on August 14, 2002).

10.6 Letter Agreement dated April 14, 2003 among the Company, Rice Opportunity Fund LLC and Irl Nathan (incorporated by reference to
         Exhibit 10.7 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2002 filed on May 19, 2003).

10.7 Warrant dated as of July 31, 2002 for the purchase of up to $1,750,000 shares of the Company's Common Stock at $2.00 per share (incorporated by reference to Exhibit 10.4 filed with the Company's Current Report on Form 8-K dated July 31, 2002 and filed on August 14, 2002).

10.8 Warrant dated as of July 31, 2002 for the purchase of up to $1,750,000 shares of the Company's Common Stock at $4.00 per share (incorporated by reference to Exhibit 10.5 filed with the Company's Current Report on Form 8-K dated July 31, 2002 and filed on August 14, 2002).

10.9 Employment Agreement dated as of June 1, 2003 between the Company and Michael Knaisch (incorporated by reference to Exhibit 10.1 filed with the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2003 and filed on September 2, 2003).

10.10 Employment Agreement dated as of June 1, 2003 between the Company and Matthew Richman (incorporated by reference to Exhibit 10.2 filed with the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2003 and filed on September 2, 2003).

10.11 Securities Purchase Agreement dated as of May 13, 2004, by and between the Company and Laurus Master Fund, Ltd. (incorporated by reference to
         Exhibit 10.1 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 and filed on May 17, 2004).

10.12 Secured Convertible Term Note dated as of May 13, 2004, made by the Company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.2 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 and filed on May 17, 2004).

10.13 Master Security Agreement dated May 13, 2004, by and between the Company and Laurus Master Fund, Ltd. (incorporated by reference to
         Exhibit 10.3 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 and filed on May 17, 2004).


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EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

10.14 Registration Rights Agreement dated as of May 13, 2004, by and between the Company and Laurus Master Fund, Ltd. (incorporated by reference to
         Exhibit 10.4 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 and filed on May 17, 2004).

10.15 Common Stock Purchase Warrant dated May 13, 2004, issued by the Company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.5 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 and filed on May 17, 2004).

10.16 Restricted Account Agreement dated May 13, 2004, by and among North Fork Bank, the Company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 and filed on May 17,
         2004).

23.1*    Consent of J.H. Cohn LLP

23.2*    Consent of Ernst & Young LLP, Independent Registered Public Accounting
         Firm

23.3*    Consent of Ernst & Young Audit, France

23.4 Consent of Pryor Cashman Sherman & Flynn LLP (included in their opinion filed as Exhibit 5.1)

24.1 Powers of Attorney of certain officers and directors of the Company, included on page II-8 of the Registration Statement on Form SB-2 (Registration No. 333-116942) filed on June 29, 2004.


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*  Previously filed.





                                       3
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                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds, to believe that it met all the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in Boulder, Colorado on July 15, 2004.

                                     FRONT PORCH DIGITAL, INC.

                                     By:  /s/ MICHAEL KNAISCH
                                          -------------------
                                          Michael Knaisch
                                          Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement was signed by the following persons in the capacities indicated on July 15, 2004.

                SIGNATURE                         TITLE

  /s/Thomas P. Sweeney III*               Chairman of the Board
  -------------------------------
  Thomas P. Sweeney III


  /s/Michael Knaisch*                     Chief Executive Officer
  -------------------------------
  Michael Knaisch


  /s/Matthew Richman*                     Chief Financial Officer and Treasurer
  -------------------------------
  Matthew Richman


  /s/Dr. Jay Yogeshwar*                   Director
  -------------------------------
  Dr. Jay Yogeshwar


  /s/Paul McKnight*                        Director
  -------------------------------
  Paul McKnight


  /s/Patrick Whittingham*                  Director
  -------------------------------
  Patrick Whittingham


  /s/James Wolfinger*                      Director
  -------------------------------
  James Wolfinger


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         *Michael Knaisch, pursuant to a Power of Attorney executed by each of the officers and directors noted above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 1 to Registration Statement on behalf of each of the person noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 1 to Registration Statement on his own behalf as Chief Executive Officer.

                                        /s/ MICHAEL KNAISCH
                                        -------------------
                                        Michael Knaisch